UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

ART’S-WAY MANUFACTURING CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)

5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 26, 2012, Art’s-Way Manufacturing Co., Inc. (the “Company) entered into a Business Loan Agreement (the “Business Loan Agreement”), Promissory Note (the “Line of Credit Promissory Note”) and certain other ancillary documents in order to renew its $6,000,000 line of credit with West Bank (the “Line of Credit”) and extend the maturity date to April 30, 2013. The Line of Credit is renewable annually with advances funding the Company’s working capital, letter of credit and corporate credit card needs. The interest rate, payment terms and financial covenants for the Line of Credit were not changed in connection with the renewal. The interest rate is West Bank’s prime interest rate, adjusted daily, with a minimum rate of 4.00%.  As of April 26, 2012, the interest rate was the minimum of 4.0%. Monthly interest-only payments are required and the unpaid principal is due on the maturity date.  As of April 26, 2012, the Company had borrowed $2,756,000 against the Line of Credit.  The available amount remaining on the Line of Credit was $3,244,000 on April 26, 2012.  The borrowing base limits advances from the Line of Credit to 60% of accounts receivable less than 90 days, 60% of finished goods inventory, 50% of raw material inventory and work-in-process inventory, plus 40% of Net Book Value of Fixed Assets as calculated at each month-end.

The Company also refinanced three term loans with West Bank in order to extend the maturity date and reduce the interest rate of such loans. The first loan was originally obtained on June 7, 2007 in the principal amount of $4,100,000, had an outstanding principal balance of $2,659,021 as of April 26, 2012, previously bore interest at a rate of 5.75% per annum and matured on May 1, 2013.  The Company executed a Promissory Note on April 26, 2012 in the principal amount of $2,659,021, which matures on April 1, 2017 and bears interest at a fixed rate of 4.75% per annum.  Monthly principal and interest payments in the amount of $42,500 are required, with a final payment of principal and accrued interest in the amount of $536,328 due on April 1, 2017.

The Company’s other term loans with West Bank were obtained in 2007 for the purpose of financing the construction of the Company’s new facilities in Monona, Iowa and Dubuque, Iowa.  On October 9, 2007, the Company obtained a loan in the principal amount of $1,330,000, which had an outstanding principal balance of $1,073,983 as of April 26, 2012, previously bore interest at a rate of 5.75% per annum and matured on May 1, 2013. The Company executed a Promissory Note on April 26, 2012 in the principal amount of $1,073,983, which matures on April 1, 2017 and bears interest at a fixed rate of 4.75% per annum.  Monthly payments of $11,000 are required for principal and interest, with a final payment of accrued interest and principal in the amount of $627,826 due on April 1, 2017. On November 30, 2007, the Company obtained a loan in the principal amount of $1,500,000, which had an outstanding principal balance of $1,221,075 as of April 26, 2012, previously bore interest at a rate of 5.75% per annum, and matured on May 1, 2013. The Company executed a Promissory Note on April 26, 2012 in the principal amount of $1,221,075, which has a maturity date of April 1, 2017 and bears interest at a fixed rate of 4.75% per annum.  Payments of $12,550 are due monthly for principal and interest, with a final accrued interest and principal payment in the amount of $710,915 due on April 1, 2017.

On May 1, 2012, the Company obtained an additional term loan from West Bank in the amount of $2,000,000 in connection with a potential acquisition discussed by the Company in a press release dated April 25, 2012. Financing pursuant to this loan is subject to the execution of documents formalizing the acquisition. This loan has a maturity date of May 1, 2017 and will bear interest at a fixed rate of 4.5% per annum. Payments of $27,863 are due monthly for principal and interest, with a final accrued interest and principal payment in the amount of $665,746 due on May 1, 2017.

Each of the Company’s loans from West Bank is governed by the Business Loan Agreement, which requires the Company to comply with certain financial and reporting covenants, which were not changed in connection with the refinance. The Company must provide monthly internally prepared financial reports, year-end audited financial statements, annual compliance certificates, and notice upon certain events, such as a change in executive or management personnel.  The Company must maintain a minimum debt service coverage ratio of 1.5, a maximum debt to tangible net worth ratio of 1.25, and a minimum tangible net worth of $12,000,000, each as measured at the Company’s fiscal year-end. Further, the Company must obtain West Bank’s prior written consent for any investment in, acquisition of, or guaranty relating to another business or entity. The loans are secured by a first position security interest on the assets of the Company and its subsidiaries, including but not limited to, inventories, accounts receivable, machinery, equipment and real estate, in accordance with the Business Loan Agreement, Real Estate Mortgages, Commercial Security Agreements and Commercial Guaranties previously executed by the Company’s subsidiaries. The Company and its subsidiaries also executed Agreements to Provide Insurance that set forth the insurance requirements for the collateral.

If the Company or either of its subsidiaries (as guarantors) commits an event of default under the Business Loan Agreement and fails or is unable to cure that default, the interest rate on the Line of Credit would increase by 2.0%. In addition, West Bank may cease advances under the Line of Credit and has the option of causing all outstanding indebtedness to become immediately due and payable. Events of default include, without limitation: (i) becoming insolvent or subject to bankruptcy proceedings; (ii) defaulting on any obligations to West Bank; (iii) defaulting on any obligations to third parties that would materially affect the ability to perform obligations owed to West Bank; (iv) suffering a material adverse change in financial condition or the value of any collateral; (v) experiencing a change in ownership of twenty-five percent or more of outstanding common stock; and (vi) making false statements to West Bank.

The Business Loan Agreement, the Line of Credit Promissory Note, the Promissory Notes for each of the four term loans with West Bank and certain other ancillary agreements will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending May 31, 2012.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

Item 5.07               Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Stockholders on April 26, 2012. At the meeting:

1. The Company’s stockholders elected seven nominees to the Company’s Board of Directors to hold office until the next annual meeting or until their successors are elected and qualified;

2. The Company’s stockholders approved an amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares, par value $0.01 per share,  from 5,000,000 to 10,000,000, consisting of 9,500,000 shares of common stock and 500,000 shares of undesignated preferred stock;

3.  The Company’s stockholders approved an amendment of the Company’s Certificate of Incorporation to authorize undesignated preferred stock; and

4. The Company’s stockholders ratified the selection of Eide Bailly LLP as the Company's independent registered public accounting firm for the fiscal year ending November 30, 2012.

The voting results for each such matter were as follows:

1. Election of Directors:

Nominee:	For:	Withheld:	Broker Non-Votes:
J. Ward McConnell, Jr.	2,253,082	65,464	1,429,680
Marc H. McConnell	2,259,059	59,487	1,429,680
Thomas E. Buffamante	2,301,834	16,712	1,429,680
Fred W. Krahmer	2,301,834	16,712	1,429,680
James Lynch	2,301,234	17,312	1,429,680
Douglas McClellan	2,301,183	17,363	1,429,680
Joseph R. Dancy	2,301,123	17,423	1,429,680

2. Amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares, par value $0.01 per share, from 5,000,000 to 10,000,000, consisting of 9,500,000 shares of common stock and 500,000 shares of undesignated preferred stock:

For:	Against:	Abstain:	Broker Non-Votes:
2,252,846	61,247	4,452	1,429,681

3. Amendment of the Company’s Certificate of Incorporation to authorize undesignated preferred stock:

For:	Against:	Abstain:	Broker Non-Votes:
2,142,399	146,094	30,052	1,429,681

4. Ratification of Selection of Eide Bailly LLP as the Company's independent registered public accounting firm for the fiscal year ending November 30, 2012:

For:	Against:	Abstain:	Broker Non-Votes:
3,695,245	43,761	9,220	0

Item 9.01               Financial Statements and Exhibits.

(a)	Financial statements: None

(b)	Pro forma financial information: None

(c)	Shell Company Transactions: None

(d)	Exhibits: None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 2, 2012

ART’S-WAY MANUFACTURING CO., INC.

By:	/s/ Carrie L. Majeski
Carrie L. Majeski President and Chief Executive Officer